Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

LSI INDUSTRIES INC., an Ohio corporation (the "Borrower"), the financial institutions listed on the signature pages hereto (the "Lenders"), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent and syndication agent (in such capacity the "Administrative Agent" or "Agent"), hereby agree as follows as of November 4, 2009:

1.	Recitals.

1.1
On March 30, 2001, the Agent, the Borrower and the Lenders entered into a Credit Agreement (as previously amended, the "Credit Agreement").  Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Credit Agreement.

1.2	The Borrower, the Agent and the Lenders desire to amend the Credit Agreement pursuant to this Amendment to Credit Agreement (the "Amendment").

2.	Amendment. Section 5.6(a) of the Credit Agreement is hereby deleted and replaced with the following:

(a)
Net Worth.  At the end of each Fiscal Quarter commencing September 30, 2009, the Borrower shall maintain Consolidated Tangible Net Worth greater than or equal to the sum of $105,000,000 plus (i) an amount equal to 50% of the Borrower's Consolidated net income (if positive) for each Fiscal Quarter ending after September 30, 2009 plus (ii) one hundred percent (100%) of the Net Proceeds of each Equity Offering occurring after the Closing Date.

3.	Representations, Warranties and Covenants. To induce the Lenders and the Agent to enter into this Amendment, the Borrower represents, warrants and covenants as follows:

3.1
Upon the execution of this Amendment, the Borrower will pay to the Agent, for the ratable benefit of the Lenders, a one-time amendment fee of $5,000.  Such fee will be fully earned when paid and non-refundable.

3.2	The representations and warranties of the Borrower contained in the Credit Agreement are deemed to have been made again on and as of the date of execution of this Amendment.

3.3	No Default or Event of Default exists on the date hereof.

3.4
The person executing this Amendment and the loan documents to be executed in connection herewith on behalf of the Borrower is a duly elected and acting officer of  the Borrower and is duly authorized by the Board of Directors of the Borrower to execute and deliver such documents on behalf of the Borrower.

4.
Claims; Release of Claims.  The Borrower represents and warrants to the Lenders and the Agent that the Borrower does not have any claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Agent, any Lender, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon, or are in any manner connected with, any Prior Related Event.  As an inducement to the Lenders and the Agent to enter into this Amendment, the Borrower on behalf of itself and its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon, or are in any manner connected with, any Prior Related Event.  As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type which occurred, existed, was taken, was permitted or begun at any time prior to the date hereof or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to, or by virtue of, any of the terms of the Credit Agreement or any Loan Document or which was related to or connected in any manner, directly or indirectly, to the credit facilities described in the Credit Agreement.

5.	Conditions. The Agent's and each Lender's consent to this Amendment are subject to the fulfillment of the following conditions:

5.1	The Borrower shall have executed and delivered to the Agent an original of this Amendment.

5.2	The representations and warranties in Section 3 above shall be true.

6.	General.

6.1	Except as expressly modified herein, the Credit Agreement, as amended, is and remains in full force and effect.

6.2
Nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of any Lender or Agent under or with respect to the Credit Agreement or any other Loan Document.

6.3	This Amendment will be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns.

6.4	All representations, warranties and covenants made by the Borrower herein will survive the execution and delivery of this Amendment.

6.5	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

6.6	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Credit Agreement as of the date first set forth above.

BORROWER: LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Name: Ronald S. Stowell
Title: Vice President, Chief Financial Officer and Treasurer

AGENT: PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and Syndication Agent

By:	/s/ Gregory S. Buchanan
Name: Gregory S. Buchanan
Title: Vice President

LENDERS: PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Lender

By:	/s/ Gregory S. Buchanan
Name: Gregory S. Buchanan
Title: Vice President

FIFTH THIRD BANK, in its capacity as a Lender

By:	/s/Christopher R. Ramos
Name: Christopher R. Ramos
Title: Vice President